FOURTH AMENDMENT TO
MULTI-TENANT OFFICE TRIPLE NET LEASE

THIS FOURTH AMENDMENT TO MULTI-TENANT OFFICE TRIPLE NET LEASE dated December 5th, 2022 (this "**Fourth Amendment**") is entered into by and between **ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC**, a Delaware limited liability company ("**Landlord**"), and **AEHR TEST SYSTEMS**, a California corporation ("**Tenant**"), with reference to the following:

RECITALS

WHEREAS, Scott Creek Three Trust, a Maryland real estate investment trust ("**Original Landlord**"), and Tenant entered into that certain Multi-Tenant Office Triple Net Lease dated July 1999 (the "**Original Lease**"), as amended by that certain First Amendment dated April 1, 2008 by and between Walton CWCA Scott Creek 28, L.L.C., a Delaware limited liability company ("**Walton CWCA**"), and Tenant (the "**First Amendment**"), that certain Second Amendment dated November 3, 2014 (the "**Second Amendment**") by and between CWCA Scott Creek 28, L.L.C., a Delaware limited liability company ("**CWCA**"), and Tenant, and that certain Third Amendment dated February 27, 2018 (the "**Third Amendment**") by and between Landlord and Tenant (collectively, the "**Lease**"), for the lease of certain premises (the "**Premises**"), consisting of approximately 51,289 rentable square feet with a common address of 400 Kato Terrace, Fremont, California. Landlord is the successor-in-interest to Original Landlord, Walton CWCA and CWCA under the Lease. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease; and

WHEREAS, Landlord and Tenant desire by this Fourth Amendment to amend the Lease in order to, among other things, (a) extend the Lease Term of the Lease for an additional eighty-six (86) month period; (b) provide for the Base Rent to be paid by Tenant for the Premises during the Fourth Extended Term (as defined below); and (c) further amend, modify and supplement the Lease as set forth herein.

NOW, THEREFORE, in consideration of the Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. **Recitals**. The Recitals set forth above are incorporated herein as though set forth in full herein.

2. **Extension of Lease Term**. Landlord and Tenant acknowledge that the Lease Term expires according to its terms on July 31, 2023. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree the expiration date of the Lease shall be extended such that the Lease shall terminate on September 30, 2030 (the "**New Expiration Date**"), unless sooner terminated in accordance with the terms of the Lease. The period from August 1, 2023 through the New Expiration Date shall be referred to herein as the "**Fourth Extended Term**." Tenant acknowledges that Tenant has no option or right to extend the Lease Term beyond the Fourth Extended Term, except as expressly provided in Section 8 below.

3. **Base Rent During the Fourth Extended Term**. In accordance with the terms of the Lease and in addition to paying all other amounts due under the Lease, including Tenant's Share of Building Direct Expenses, Tenant shall pay Base Rent for the Premises during the Fourth Extended Term according to the following schedule:

Period	Monthly Base Rent
August 1, 2023 – July 31, 2024*	$88,473.53
August 1, 2024 – July 31, 2025	$92,012.47
August 1, 2025 – July 31, 2026	$95,692.96
August 1, 2026 – July 31, 2027	$99,520.68
August 1, 2027 – July 31, 2028	$103,501.51
August 1, 2028 – July 31, 2029	$107,641.57
August 1, 2029 – July 31, 2030	$111,947.23
August 1, 2030 – September 30, 2030	$116,425.12

*Subject to abatement of monthly Base Rent for the first (1st) two (2) months of the Fourth Extended Term pursuant to Section 4 below.

4. **Abatement of Two (2) Months of Base Rent**. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby agree that for the two (2) month period commencing on August 1, 2023 and ending on September 30, 2023 (the "**Abatement Period**"), the monthly Base Rent due for the Premises (i.e., $88,473.53 per month) shall be fully abated; provided, that (i) at no time is there a default under the Lease beyond any applicable notice and cure period during the Abatement Period, and (ii) Tenant agrees that notwithstanding the foregoing monthly Base Rent abatement, Tenant shall observe and perform all of the other terms, covenants and provisions set forth in the Lease and this Fourth Amendment during the Abatement Period, including without limitation, payment of Tenant's Share of Building Direct Expenses and all other monetary obligations required to be paid by Tenant under the Lease.

5. **Additional Rent**. Tenant shall continue to pay all Additional Rent due under the Lease, including but not limited to, Tenant's Share of Building Direct Expenses, during the Fourth Extended Term in accordance with the terms of the Lease.

6. **Condition of the Premises**. Tenant acknowledges that it has been and continues to be in possession of the Premises, is familiar with the condition of the Premises and accepts the Premises in its presently existing, "as is" condition, with all faults and without representation, warranty or improvements by Landlord of any kind whatsoever. Notwithstanding the foregoing, Landlord shall provide Tenant with an improvement allowance (the "**Allowance**") of up to Two Hundred Eighty-Two Thousand Eighty-Nine and 50/100 Dollars ($282,089.50) for costs incurred by Tenant constructing permanently affixed improvements to the Premises (the "**Tenant Improvements**"). Tenant shall provide to Landlord reasonable written documentation, including, but not limited to, paid invoices incurred in connection with the Tenant Improvements. Tenant will be responsible for paying all costs for the Tenant Improvements in excess of the Allowance. Landlord shall reimburse Tenant for the cost of the Tenant Improvements up to the amount of the Allowance following completion of the Tenant Improvements upon Landlord's receipt of paid invoices therefor and unconditional mechanic's lien waivers for all work evidenced by the paid invoices. In no event shall Landlord be obligated to make disbursements pursuant to this Section in a total amount which exceeds the Allowance and in no event shall Tenant be entitled to any credit for any portion of the Allowance not used by Tenant. If Tenant has not requested payment of any portion of the Allowance by December 1, 2023, then Tenant shall not be entitled to any further payments of, and shall not have any further right to, such portion of the Allowance. Such

improvement work shall be subject to all of the applicable terms and provisions of the Lease, including, without limitation, all of the requirements for Alterations set forth in Article 8 of the Original Lease. Except as specifically set forth in this Fourth Amendment or the Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.

7. **Inspection by a CASp in Accordance with Civil Code §1938**. Landlord hereby informs Tenant that the Premises have not undergone inspection by a Certified Access Specialist (CASp). The foregoing verification is included in this Fourth Amendment solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Landlord's and Tenant's respective responsibilities for compliance with construction-related accessibility standards as provided under the Lease. Tenant hereby acknowledges that the Building and the Premises have not undergone inspection by a CASp. As required by Section 1938(e) of the California Civil Code, Landlord states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree that (a) any CASp inspection requested by Tenant shall be conducted at Tenant's sole cost and expense by a CASp inspector approved by Landlord, and (b) any repairs within the Premises or the Building to correct violations of construction-related accessibility standards disclosed by any CASp inspection requested by Tenant shall be performed at Tenant's sole cost and expense. Any information contained in a CASp report shall be maintained as confidential in accordance with the Lease.

8. **Option to Renew**.

(a) Provided that Landlord has not given Tenant notice of default more than two times, that there then exists no default by Tenant under the Lease, nor any event that with the giving of notice and/or the passage of time would constitute an default, and that Tenant is the sole occupant of the Premises, Tenant shall have the right and option (the "**Extension Option**") to extend the Lease Term for one (1) additional period of five (5) years (the "**Extension Period**"), exercisable by giving Landlord prior written notice, (i) no earlier than 12 months and (ii) no later than 9 months, prior to the New Expiration Date, of Tenant's election to extend the Lease Term; it being agreed that time is of the essence and that this option is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party.

(b) Such Extension Period shall be under the same terms and conditions as provided in the Lease except as follows:

(i) the Extension Period shall begin on the day after the Fourth Extended Term and thereafter the Lease Expiration Date shall be deemed to be the last day of the Extension Period;

(ii) there shall be no further options to extend; and

(iii) the monthly Base Rent for the first year of the Extension Period shall be equal to the greater of (1) the monthly Base Rent payable in the immediately preceding calendar monthly, increased by 4% (the "**Annual Percentage Increase**"), and (2) the fair market rental value of the Premises (collectively, the "**FMR**") as of the date on which the Extension Option shall commence;

(iv) the monthly Base Rent for each year after the first year of the Extension Period shall be equal to the Monthly Installment of Rent payable during the preceding year, increased by the Annual Percentage Increase.

(v) For avoidance of doubt, Landlord may update and charge Additional Rent, including but not limited to, Tenant's Share of Building Direct Expenses, as provided for in the Lease.

(c) In determining the FMR, Landlord shall take into account and make appropriate adjustments to reflect current market terms, conditions and concessions for similar renewal transactions in similar industrial buildings that are then generally available in the market where the Premises are located, including any other renewal transactions (and taking into account whether such terms, conditions and concessions are being made available by Landlord) as of the date Tenant exercises its Extension Option. Landlord can decide not to calculate the FMR, in which case the monthly Base Rent for the first year of the Extension Period shall be equal to the monthly Base Rent payable in the immediately preceding calendar month increased by the Annual Percentage Increase. In the alternative, within fifteen (15) days after Landlord receives notice of Tenant's exercise of the Extension Option, Landlord will give notice to Tenant (the "**FMR Notice**") of Landlord's opinion of the FMR and comparing the FMR to the monthly Base Rent payable in the immediately preceding calendar month. If Tenant does not respond to the FMR Notice within 15 days after delivery, Landlord's opinion of the FMR shall be deemed accepted as the monthly Base Rent due for the first year of the Extension Period. If, during such 15-day period, Tenant gives Landlord notice that Tenant contests Landlord's determination of the FMR (an "**Objection Notice**"), which notice must contain therein Tenant's opinion of the FMR, the parties will attempt to arrive at a mutually agreeable FMR. If, within 15 days after Landlord's receipt of the Objection Notice the parties have not agreed on the FMR, then Tenant's option to extend the Term of the Lease shall be deemed not to have been exercised, and, thereafter, shall be void.

(d) If Tenant is entitled to and validly exercises the Extension Option, Landlord shall prepare an amendment (the "**Extension Amendment**") to reflect changes in the Base Rent, Lease Term, Lease Expiration Date and other appropriate terms. The Extension Amendment shall be executed by Tenant and returned to Landlord within 30 days after the Extension Amendment is delivered to Tenant by Landlord. Notwithstanding the foregoing, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

9. **Tenant's Surrender Obligations**. Notwithstanding anything to the contrary contained in the Lease, Tenant shall surrender the Premises by the end of the last day of the Lease Term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair as more particularly described in the Move Out Conditions attached as Exhibit A to this Fourth Amendment.

10. **Utilities**. Tenant shall obtain utility services for the Premises in Tenant's own name and timely pay for the costs therefor directly to the respective utility provider, except to the extent Landlord elects to obtain any such utility service in Landlord's own name and charge to Tenant directly. Landlord can procure utility services for multiple tenants and charge to them based on Landlord's reasonable estimates of usage or square footage leased, provided that the monthly charge to Tenant for such utility service does not exceed the cost Tenant would otherwise pay for such utility service from the utility provider. Landlord may elect to install one or more sub-meters for one or more premises (which, if installed at the Premises, shall be at Landlord's expense) in which event Landlord will bill each tenant whose premises is sub-metered according to that tenant's actual usage. Upon written request no more often than once a quarter, Tenant shall provide to Landlord reasonable utility consumption data and other related information reasonably requested by Landlord (or, at Tenant's option, execute and deliver to Landlord an instrument enabling Landlord to obtain the same from the applicable provider). Tenant shall cooperate with Landlord to conduct ASHRAE energy audits of the Building.

11. **Alterations and Maintenance Work**. Any Alterations or Tenant maintenance work shall be completed promptly after the commencement thereof and performed in accordance with Landlord's reasonable requirements relating to sustainability and energy efficiency.

12. **Renewable Energy**. At no material cost or expense to Tenant, Tenant agrees to cooperate with Landlord in the event that Landlord desires to provide a source of renewable energy to serve the Premises or the Building, such as solar or wind power. Without limiting the foregoing, Tenant shall, upon request, (i) provide Landlord with its actual and estimated future energy consumption needs, (ii) if the Premises is separately metered, enter into a reasonable power purchase agreement with Landlord or the generator of the renewable energy source, provided that Tenant shall not be obligated to pay more than it pays the utility company (including any capital costs associated with the installation or equipment associated with any renewable energy source procured by Landlord), (iii) in connection with any such renewable energy source, enter into a reasonable net meter arrangement with the utility company providing service to the Premises, and (iv) permit Landlord and/or the installation company reasonable access to the Premises to permit connection of the renewable energy system and net meter to the electrical facilities serving the Premises. Upon installation of any renewable energy system, Tenant shall be obligated to purchase the energy generated by such system, not to exceed Tenant's actual energy usage.

13. **Rights Reserved by Landlord**. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under the Lease. Landlord reserves the right to make changes to the Building and Common Areas as Landlord deems appropriate, including, without limitation, the right to grant easements, rights of way, utility raceways and make dedications; to grant lease, license or use rights to third parties; to utilize the foregoing easements or licenses at the Project; to dedicate for public use portions of the Project; to improve the energy efficiency or sustainability of the Building or the Project; and to change the name of the Building or the Project. Notwithstanding the foregoing or anything to the contrary set forth in the Lease, Landlord shall not make any modifications or changes to the Building or the Common Areas which materially interferes with Tenant's use of or access to the Premises, including, without limitation, parking and dock and grade loading facilities and access.

14. **Sustainability Contact**. Landlord's sustainability contact for the Project can be

reached at sustainability@linklogistics.com.

15. **Roof Membrane Replacement**. Notwithstanding anything to the contrary contained in the Lease, the existing roof membrane of the Building (but not the roof structure) will be replaced by Landlord during the 2024 calendar year at Landlord's sole cost and expense and not included in Building Direct Expenses.

16. **Existing HVAC Unit Replacement**. Notwithstanding anything to the contrary contained in the Lease, the existing HVAC units serving the Premises (the "**Existing HVAC Units**") will be replaced by Landlord during the 2023 calendar year at Landlord's sole cost and expense, provided that Landlord may replace the Existing HVAC Units with new HVAC units in different numbers and capacities as long as the new HVAC units provide sufficient and comparable service to the Premises.

17. **Increased Letter of Credit**. Tenant hereby agrees to increase the amount of the letter of credit currently held by Landlord under Section 3 of the Third Amendment from $79,999.05 to $150,000.00 (the "**Increased LOC Amount**") concurrently with the mutual execution and delivery of this Fourth Amendment. Upon Landlord's receipt of a replacement letter of credit in the Increased LOC Amount in substantially the form attached as Exhibit B to this Fourth Amendment or such other form reasonably acceptable to Landlord (the "**Third Letter of Credit**"), Landlord shall return the existing letter of credit in the amount of $79,999.05 to Tenant. Landlord shall hold the Third Letter of Credit as security for the full and faithful performance of each provision of the Lease to be performed by Tenant, and Tenant shall be required to maintain the Third Letter of Credit with Landlord, during the remainder of the Lease Term, the Fourth Extended Term and any further extension of the Lease Term. The Third Letter of Credit is not an advance rental deposit or a measure of Landlord's damages in the case of a default by Tenant. The Third Letter of Credit shall be in substantially the form attached hereto as Exhibit B and shall be issued by a United States commercial bank with assets reasonably satisfactory to Landlord and which maintains offices in the state where the Premises are located. The Third Letter of Credit must be presentable and payable at the counters of such bank. The Third Letter of Credit shall specifically provide that Landlord is entitled to make partial draws thereon and shall impose no condition upon the beneficiary's rights to draw funds under it nor any requirement to notify the Tenant prior to a draw (or at any time a notice to Tenant is prohibited under law), other than a written statement by the beneficiary that such sums are due and owing to Landlord under the Lease. The beneficiary of the Third Letter of Credit shall be Landlord, and the Third Letter of Credit shall be transferable by Landlord to any person or entity succeeding to Landlord's ownership of the Premises without charge by the issuing bank. The Third Letter of Credit shall provide for an initial term of at least 1 year and shall provide that it renews automatically for additional 1-year terms successively unless the issuer delivers to Landlord at least 60 days' advance notice of non-renewal by certified mail, return receipt requested. Failure of Tenant to provide Landlord with a replacement letter of credit satisfactory to Landlord at least 30 days prior to the expiration of the Third Letter of Credit shall be deemed a default under the Lease which shall not require the giving of notice or the allowance of any grace or cure period, whereupon Landlord shall have the right to immediately draw funds under the Third Letter of Credit in addition to any other rights and remedies it has under this Lease. In the event Landlord receives funds under the Third Letter of Credit from the issuing bank in accordance with the terms of the foregoing sentence: (A) such default shall be deemed to be cured and Landlord shall hold and apply the funds so drawn, without interest, and only in accordance with the provisions of this Section; and (B) Tenant shall have the right to substitute a new Third Letter of Credit meeting the foregoing requirements, in

which event Landlord will return the funds received from the issuing bank to Tenant within 30 days after receipt of such new Third Letter of Credit. Notwithstanding the foregoing, in the event Landlord does not immediately draw funds under the Third Letter of Credit or receive such funds from the issuing bank, in accordance with the terms of the foregoing two sentences, same shall constitute a default under the Lease unless within 3 days after notice from Landlord, Tenant either replaces the Third Letter of Credit or delivers to Landlord a cash deposit in the same amount. If Tenant breaches any provision hereof, Landlord may, at its option, without limiting its remedies and without notice to Tenant, draw all sums which are necessary to cure such breach and compensate Landlord for any loss or damage caused by such breach; provided, however, if Landlord has accelerated amounts due to Landlord through the end of the Lease Term, Landlord may draw and retain the entire amount of the Third Letter of Credit on account of Tenant's obligations under the Lease and Tenant shall remain liable for any remaining balance of sums due under the Lease. If Landlord uses all or any portion of the amount of the Third Letter of Credit as herein provided, then, on demand, Tenant shall amend the Third Letter of Credit to increase the amount thereof by the amount used by Landlord or provide Landlord with an additional letter of credit in the amount used by Landlord. Landlord shall be released from any obligation with respect to the Third Letter of Credit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Section.

18. **Estoppel**. Tenant hereby certifies and acknowledges, that as of the date hereof (a) to the actual knowledge of Tenant, Landlord is not in default in any respect under the Lease, (b) Tenant does not have any defenses to its obligations under the Lease, (c) Landlord is holding a letter of credit in the amount of $79,999.05 under the Lease, subject to increase as provided in Section 17 above, and (d) there are no offsets against rent payable under the Lease. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this Fourth Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this Fourth Amendment; and (iii) Landlord is relying on such representations in entering into this Fourth Amendment.

19. **Brokers**. Landlord and Tenant each hereby represents and warrants to the other party that such party has not entered into any agreement or taken any other action which might result in any obligation on the part of the other party to pay any brokerage commission, finder's fee or other compensation with respect to this Fourth Amendment, other than to Jones Lang LaSalle and Colliers International, and Landlord and Tenant each agrees to indemnify and hold the other party harmless from and against any losses, damages, costs or expenses (including without limitation, attorneys' fees) incurred by the other party by reason of any breach or inaccuracy of such representation or warranty.

20. **Landlord's Address for Notices**. The address for notices to Landlord under the Lease is hereby amended as follows:

Landlord's Notice Address: Icon Owner Pool 1 SF Non-Business Parks, LLC
c/o Link Logistics Real Estate Management LLC
90 Park Avenue, 32nd Floor
New York, New York 10016
Attention: General Counsel

With a copy to:

Icon Owner Pool 1 SF Non-Business Parks, LLC
c/o Link Logistics Real Estate Management LLC
602 W. Office Center Drive, Suite 200
Fort Washington, Pennsylvania 19034
Attention: Lease Administration
Email: leaseadministration@linklogistics.com

21. **Ratification**. Article 30 of the Original Lease and Section 7 of the First Amendment are hereby deleted in their entirety and of no further force or effect. Except as otherwise specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Lease and this Fourth Amendment, this Fourth Amendment shall control.

22. **Attorneys' Fees**. Should either party institute any action or proceeding to enforce or interpret this Fourth Amendment or any provision thereof, for damages by reason of any alleged breach of this Fourth Amendment or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all cost and expenses, including actual attorneys' and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term "attorneys' and other fees" shall mean and include attorneys' fees, accountants' fees, and any and all consultants' and other similar fees incurred in connection with the action or proceeding and preparations therefore. The term "action or proceeding" shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

23. **Submission**. Submission of this Fourth Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord or Tenant and no obligations on Landlord shall arise under this Fourth Amendment unless and until this Fourth Amendment is fully signed and delivered by Landlord and Tenant.

24. **Counterparts; Facsimile, Electronic and Emailed Signatures**. This Fourth Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A signed copy of this Fourth Amendment transmitted by facsimile, email, DocuSign or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Fourth Amendment for all purposes.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, this Fourth Amendment has been executed by the parties as of the date first referenced above.

"Landlord"

ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company

DocuSigned by:
By: Bryan McKrell
1BD5C0BBE02E436
Name: Bryan McKrell
Title: Vice President

"Tenant"

AEHR TEST SYSTEMS,
a California corporation

DocuSigned by:
By: Adil Engineer
Name: Adil Engineer
Title: Chief Operating Officer

DocuSigned by:
By: Ken Spink
Name: Ken Spink
Title: CFO

2 SIGNATURES REQUIRED FOR A CALIFORNIA CORPORATION.

Signature #1	Signature #2
Chairman of the Board	Secretary
President	Assistant Secretary
Vice-President	CFO (or Treasurer)
	Assistant Treasurer

EXHIBIT A

MOVE OUT CONDITIONS

Notwithstanding anything to the contrary in the Lease, Tenant is obligated to check and address prior to move-out of the Premises the following items. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.

1. All lighting is to be placed into good working order, including, without limitation, replacement of bulbs, ballasts and lenses consistent with existing lighting, as needed.

2. All truck doors, dock levelers and pedestrian doors, are to be serviced and placed in good operating order. This includes the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced are to be painted to match the Building standard.

3. All columns in the Premises are to be inspected for damage and Tenant shall be responsible for repairs to such structural columns resulting from damage caused by or attributable to Tenant and/or Tenant's employees, agents, contractors, customers or invitees.

4. HVAC Systems, including without limitation, warehouse heaters, industrial fans, exhaust and ventilation systems, air rotation units, and infrared tube heaters (if applicable), are to be placed in good working order, including the necessary replacement of any parts to return the HVAC System to a well-maintained condition. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition of the HVAC System.

5. All holes in the sheetrock walls of the Premises are to be repaired/painted prior to move-out, and all striping and markings on floor (including the warehouse floor) are to be removed in their entirety in a manner so as not to detrimentally affect the slab, which such removal methods and/or processes shall be subject to Landlord's prior approval thereof.

6. The carpets and tiles are to be in a clean condition and not have any holes or chips in them. Landlord will accept reasonable wear and tear on these items provided they appear to be in a maintained condition.

7. The Premises is to be returned in a clean condition, including the cleaning of the offices, coffee bar, restroom areas, windows and other portions of the Premises.

8. The warehouse area of the Premises is to be in broom clean condition, free of debris and cobwebs, with all inventory and racking removed. There are to be no protrusion of anchors or bolts from the warehouse floor. All bolts, anchors or other devices used to attach or affix Tenant's trade fixtures are to be removed, subject to Landlord's prior written approval. If machinery/equipment is removed, the electrical lines are to be properly terminated at the nearest junction box.

9. All exterior windows with cracks or breakage are to be replaced, and all damaged window mullions are to be repaired or replaced, as necessary.

10. Tenant shall provide to Landlord the keys and passcodes for all locks on the Premises, including front doors, rear doors, and interior doors.

11. Except as otherwise agreed to in writing, it is expressly agreed that any and all telephonic, coaxial, ethernet, or other data, computer, word-processing, facsimile, cabling, or electronic wiring installed by Tenant in, on or about the Premises, including all lines above the office ceiling is to be removed in its entirety, at Tenant's sole cost and expense. Tenant shall be responsible for any and all damages to the Premises caused by such removal.

12. All electrical systems are to be left in a safe condition that conforms to applicable laws. Bare wires and dangerous installations are to be corrected prior to move-out.

13. All plumbing fixtures are to be in good working order, including the water heater. Faucets and toilets are to be leak-free. Any sump pumps in the truck well shall be free of debris and operational.

14. All dock bumpers must be left in place and well secured.

15. All Tenant exterior and interior signs shall be removed and at a minimum, the wall surface shall be restored and painted to match the existing color, it being expressly understood that Tenant shall be responsible for any and all damages to the Premises, the Building or the Project caused by such signage removal.

16. All waste containers placed in or about the Premises or the Project by Tenant (including in the dock areas of the Premises) shall be removed and the areas related thereto returned in a clean and sanitary condition, free of debris.

17. Any and all roof penetrations shall be resealed in a watertight condition.

EXHIBIT B

FORM OF THIRD LETTER OF CREDIT

LETTER OF CREDIT

ISSUE DATE: ____________, 2022
IRREVOCABLE STANDBY LETTER OF CREDIT NO. : [LOC NUMBER]

ISSUING BANK: [BANK NAME]
[BANK ADDRESS LINE 1]
[BANK ADDRESS LINE 2]

BENEFICIARY: ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC
602 W. OFFICE CENTER DR., SUITE 200
FORT WASHINGTON, PA 19034

APPLICANT: AEHR TEST SYSTEMS
[COMPANY ADDRESS LINE 1]
[COMPANY ADDRESS LINE 2]

AMOUNT:
NOT EXCEEDING $150,000.00
NOT EXCEEDING ONE HUNDRED FIFTY THOUSAND DOLLARS

EXPIRATION:
[DATE] AT OUR COUNTERS

LOCATION:
[CITY OF BANK, STATE OF BANK]

DEAR SIR/MADAM:

WE HEREBY ISSUE THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. [LOC NUMBER] IN YOUR FAVOR, FOR THE ACCOUNT OF THE APPLICANT, AEHR TEST SYSTEMS, FOR UP TO AN AGGREGATE AMOUNT OF $150,000.00 AVAILABLE BY YOUR DRAFT(S) DRAWN ON US AT SIGHT, ACCOMPANIED BY THE FOLLOWING:

1. BENEFICIARY'S WRITTEN, DATED STATEMENT ON BENEFICIARY LETTERHEAD SIGNED BY AN AUTHORIZED SIGNATORY READING:

QUOTE

THIS DRAW IN THE AMOUNT OF [AMOUNT IN WORDS] U.S. DOLLARS ($[AMOUNT IN NUMBERS]) UNDER YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. [LOC NUMBER] REPRESENTS FUNDS DUE AND OWING TO US PURSUANT TO THE TERMS OF THAT CERTAIN LEASE (THE "LEASE") MADE EFFECTIVE ON ____________, 2022 BETWEEN AEHR TEST SYSTEMS (THE "APPLICANT") AND ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC (THE

“BENEFICIARY”), AND/OR ANY AMENDMENT TO THE LEASE OR ANY OTHER AGREEMENT BETWEEN SUCH PARTIES RELATED TO THE LEASE.

UNQUOTE

2. THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

THIS IRREVOCABLE STANDBY LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US, THAT THIS IRREVOCABLE STANDBY LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS IRREVOCABLE STANDBY LETTER OF CREDIT BE EXTENDED BEYOND JANUARY 31, 2031.

IN ADDITION TO THE FOREGOING, WE UNDERSTAND AND AGREE THAT YOU SHALL BE ENTITLED TO DRAW UPON THIS IRREVOCABLE STANDBY LETTER OF CREDIT IN ACCORDANCE WITH 1 AND 2 ABOVE IN THE EVENT WE ELECT NOT TO RENEW THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND, IN ADDITION, YOU PROVIDE US WITH A DATED STATEMENT ON BENEFICIARY LETTERHEAD SIGNED BY AN AUTHORIZED SIGNATORY STATING THAT THE APPLICANT HAS FAILED TO PROVIDE YOU WITH AN ACCEPTABLE SUBSTITUTE IRREVOCABLE STANDBY LETTER OF CREDIT IN ACCORDANCE WITH THE TERMS OF THE ABOVE REFERENCED LEASE. UPON RECEIPT OF THE DOCUMENTATION REQUIRED HEREIN, WE WILL HONOR YOUR DRAWS AGAINST THIS IRREVOCABLE STANDBY LETTER OF CREDIT WITHOUT INQUIRY INTO THE ACCURACY OF BENEFICIARY’S STATEMENT AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT OF SUCH STATEMENT.

PARTIAL DRAWINGS ARE PERMITTED.

THIS IRREVOCABLE STANDBY LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART FROM TIME TO TIME AND MORE THAN ONE TIME WITHOUT OUR APPROVAL AND WITHOUT CHARGE. IN THE EVENT OF A TRANSFER, WE RESERVE THE RIGHT TO REQUIRE REASONABLE EVIDENCE OF SUCH TRANSFER AS A CONDITION TO ANY DRAW HEREUNDER.

THIS IRREVOCABLE STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98) ICC PUBLICATION NO. 590.

DRAFTS AND DOCUMENTS MUST BE PRESENTED AT OUR OFFICE ADDRESSED: [BANK NAME, BANK ADDRESS]. FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS IRREVOCABLE STANDBY LETTER OF CREDIT BY FACSIMILE TRANSMISSION, IT SHOULD BE MADE TO [FAX NUMBER(S)] FOLLOWED BY A PHONE CALL TO US AT [PHONE NUMBER(S)].

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT SHALL BE DULY HONORED UPON DUE PRESENTATION TO US WITH THE NECESSARY DOCUMENTS.

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